SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only

Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))

Definitive Additional Materials

Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

Action Performance Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING AND OTHER MATTERS
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND OFFICERS
PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
OTHER MATTERS
APPENDIX A

ACTION PERFORMANCE COMPANIES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
May 28, 2002

         A Special Meeting of Shareholders of Action Performance Companies, Inc., an Arizona corporation, will be held at 9 a.m., on Tuesday, May 28, 2002, at our corporate headquarters at 4707 E. Baseline Road, Phoenix, Arizona for the following purposes:

         1.     To approve an amendment to our Articles of Incorporation to increase the number of shares of our authorized common stock from 25,000,000 shares to 62,500,000 shares.

         2.     To transact such other business as may properly come before the meeting or any adjournment of the meeting.

         The proposed increase in the number of authorized shares, which is more fully described in the proxy statement accompanying this notice, will allow the Board of Directors to consider a stock split in the form of a stock dividend.

         Only shareholders of record at the close of business on April 30, 2002 are entitled to notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, we urge to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you previously have returned a proxy.

Sincerely,

Phoenix, Arizona	R. David Martin

May 1, 2002	Secretary

ACTION PERFORMANCE COMPANIES, INC.
4707 East Baseline Road
Phoenix, Arizona 85040

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

         The enclosed proxy is solicited on behalf of Action Performance Companies, Inc., an Arizona corporation, by our Board of Directors for use at a Special Meeting of Shareholders to be held at 9 a.m. on Tuesday, May 28, 2002, or at any adjournment of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of Annual Meeting of Shareholders. The meeting will be held at our corporate headquarters located at 4707 East Baseline Road, Phoenix, Arizona.

         These proxy solicitation materials are being first mailed on or about May 1, 2002, to all shareholders entitled to vote at the meeting.

Voting Securities and Voting Rights

         Shareholders of record at the close of business on April 30, 2002 are entitled to notice of and to vote at the meeting. On the record date, there were outstanding [17,532,480] shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

         The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of our common stock present in person or proxy at the meeting is required to approve the amendment to our Articles of Incorporation.

         Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

         When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “for” approval of the amendment to our Articles of Incorporation to increase the number of shares of our common stock authorized for issuance from 25,000,000 shares to 62,500,000 shares.

Revocability of Proxies

         Any person giving a proxy may revoke the proxy at any time before its use by

•	delivering to us written notice of revocation,

•	delivering to us a duly executed proxy bearing a later date, or

•	attending the meeting and voting in person.

Solicitation

         We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Some of our directors or officers may solicit proxies, personally or by telephone or e-mail, without additional compensation.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS,
AND OFFICERS

         The following table sets forth certain information regarding the shares of our outstanding common stock beneficially owned as of April 30, 2002 by (1) each director; (2) each executive officer; (3) all of our directors and executive officers as a group; and (4) each other person who is known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Shares Beneficially Owned

Name of Beneficial Owner(1)	Number(2)		Percent(2)

Directors and Executive Officers:

Fred W. Wagenhals	2,009,599	(3)	11.3%

R. David Martin	19,080	(4)	*

Melodee L. Volosin	58,967	(5)	*

John S. Bickford, Sr.	76,667	(6)	*

Edward J. Bauman	45,000	(7)	*

Herbert M. Baum	18,000	(8)	*

Lowell L. Robertson	18,000	(9)	*

Robert L. Matthews	9,300	(10)	*

All directors and executive officers as a group (eight persons)	2,254,613		12.6%

Non-management 5% Shareholders:

Lisa K. Wagenhals	1,823,600	(11)	10.4%

*	Less than 1%

(1)	Each person named in the table has sole voting and investment power with respect to all common stock beneficially owned by him or her, subject to applicable community property law, except as otherwise indicated. Except as otherwise indicated, each person may be reached at 4707 East Baseline Road, Phoenix, Arizona 85040.

(2)	The percentages shown are calculated based upon [17,532,480] shares of common stock outstanding on April 30, 2002. The numbers and percentages shown include the shares of common stock actually owned as of April 30, 2002 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of April 30, 2002 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)	Represents 1,813,600 shares of common stock and vested options to acquire 195,999 shares of common stock. Mr. Wagenhals shares voting and dispositive power with his spouse with respect to the 1,923,600 shares of common stock. See footnote 11.

(4)	Includes 414 shares of common stock issuable upon conversion of subordinated notes and 16,666 shares of common stock issuable upon exercise of stock options.

(5)	Includes 54,393 shares of common stock issuable upon exercise of stock options.

(6)	Includes 76,667 shares of common stock issuable upon exercise of stock options.

(7)	Includes 44,000 shares of common stock issuable upon exercise of stock options.

(8)	Represents 18,000 shares of common stock issuable upon exercise of stock options.

(9)	Represents 18,000 shares of common stock issuable upon exercise of stock options.

(10)	Includes 8,000 shares of common stock issuable upon exercise of stock options.

(11)	Represents 1,813,600 shares of common stock over which Ms. Wagenhals shares voting and dispositive power with Fred W. Wagenhals. See footnote 3. Includes 10,000 shares of common stock issuable upon exercise of stock options.

2

PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK

         Our Board of Directors has approved a proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 62,500,000. The Board of Directors recommends a vote “for” the proposed amendment to our Articles of Incorporation. The text of Article 4, Section A, the section of the Articles of Incorporation as proposed to be amended, is included as Appendix A to this proxy statement. If approved by the shareholders, the proposed amendment will become effective upon the filing of the Articles of Incorporation with the Arizona Corporation Commission, which will occur as soon as reasonably practicable.

Increase in Number of Shares of Common Stock Authorized for Issuance

         Assuming the proposal to amend our Articles of Incorporation is approved, our Board of Directors plans to consider a three-for-two or a two-for-one split of our common stock in the form of a stock dividend. Any such stock split would be intended to help broaden the base of our shareholders and increase the liquidity of our shares by making additional shares available for investment at a price range that facilitates continued investment by retail investors as well as increased investment by institutional investors.

         Our Board of Directors also believes that it is in our company’s best interests to increase the number of authorized shares of common stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide our company with the flexibility to issue common stock for possible future financing transactions, stock dividends or distributions, acquisitions, and other proper corporate purposes that may be identified in the future by the Board of Directors. The issuance of additional shares of common stock, other than through a stock split in the form of a stock dividend, may have a dilutive effect on earnings per share and, for persons that do not purchase additional shares to maintain their pro rata interest in the Company, on such shareholders’ percentage voting power.

         The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable, without further action by our shareholders, except as may be required by applicable law or by the rules of the New York Stock Exchange. Upon issuance, such shares will have the same rights as the outstanding shares of common stock. Holders of common stock have no preemptive rights.

         We have no other arrangements, agreements, understandings, or plans at the present time for the issuance or use of the additional shares of common stock proposed to be authorized. The Board of Directors does not intend to issue any common stock except on terms that the Board of Directors deems to be in the best interests of our company and its then existing shareholders. Any future issuance of common stock will be subject to the rights of holders of outstanding shares of any preferred stock that our company may issue in the future.

Serial Preferred Stock

         The proposed amendment will not affect our ability to issue serial preferred stock. Our Board of Directors is authorized to issue the serial preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions, including dividend rights, conversion rights, voting rights, rights and terms of redemption, redemption price or prices, liquidation preferences, and the number of shares constituting any series or the designation of such series, without any further vote or action by our shareholders. The issuance of serial preferred stock may have the effect of delaying, deferring, or preventing a change in control of our company without further action by our shareholders. The issuance of serial preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. No serial preferred stock currently is outstanding, and we have no present plans to issue any shares of serial preferred stock. The proposed amendment will not affect our ability to issue serial preferred stock.

Potential Effects of the Proposed Amendment

         In deciding whether to issue additional shares of common stock, our board of directors will carefully consider the effect of the issuance on our operating results and our then-existing shareholders. Although we have no present intention to issue shares of common stock in the future in order to make acquisition of control of our company more difficult, future issuances of common stock, with the exception of stock splits effected as dividends, could have that effect. For example, the acquisition of shares of our common stock by an entity in order to acquire

3

control of our company might be discouraged through the public or private issuance of additional shares of common stock, since such issuance would dilute the stock ownership of the acquiring entity. Common stock could also be issued to existing shareholders as a dividend or privately placed with purchasers that might side with the Board in opposing a takeover bid, thus discouraging such a bid. Certain provisions of Arizona law relating to business combinations with interested shareholders also may create a potential restraint on takeovers or other changes in control of our company. Our board of directors did not propose this amendment for the purpose of discouraging mergers, tender offers, proxy contests, or other changes in control of our company and we are not aware of any specific effort to accumulate our common stock or obtain control of our company by means of a merger, tender offer, solicitation, or otherwise.

         No rights of appraisal or similar rights of dissenters exist with respect to this matter.

Ratification by Shareholders of the Proposed Amendment

         Approval of the proposed amendment to our articles of incorporation will require the affirmative vote of the holders of a majority of the total number of the issued and outstanding shares of our common stock. Upon approval by our shareholders, the proposed amendment will become effective upon filing of articles of amendment with the Arizona Corporation Commission, which will occur as soon as practicable following the meeting. In the event that the proposed amendment is not approved by our shareholders at the meeting, the current articles of incorporation will remain in effect.

OTHER MATTERS

         We know of no other matters to be submitted to the shareholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: May 1, 2002

4

APPENDIX A

PROPOSED AMENDMENT TO FIRST
AMENDED AND RESTATED ARTICLES
OF INCORPORATION OF
ACTION PERFORMANCE COMPANIES, INC.

         Article 4.

         A.     The Corporation shall have authority to issue a total of Sixty-Seven Million Five Hundred Thousand (67,500,000) shares of capital stock, consisting of:

                  (1) Sixty-Two Million Five Hundred Thousand (62,500,000) shares of common stock, par value one cent ($.01) per share; and

                  (2) Five Million (5,000,000) shares of serial preferred stock, no par value per share.

A-1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ACTION PERFORMANCE COMPANIES, INC.

SPECIAL MEETING OF SHAREHOLDERS

         The undersigned shareholder of ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement of the Company, each dated May 1, 2002, and hereby appoints Fred W. Wagenhals and R. David Martin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of ACTION PERFORMANCE COMPANIES, INC., to be held on Tuesday, May 28, 2002, at 9:00 a.m., local time, at the Company’s headquarters at 4707 East Baseline Road, Phoenix, Arizona 85042, and at any adjournment or adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

Please mark your votes as in this example

1.	Proposal to approve the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 62,500,000.

FOR	AGAINST	ABSTAIN

and upon such matters that may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Sign, date, and return the proxy card promptly using the enclosed envelope.

Signature		Dated:	, 2002

Signature if held jointly

NOTE:	(This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both shareholders should sign